UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Kinder Travel, Inc.
(Exact name of registrant as specified in its charter)

Nevada	20-4939361
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

20385 64th Avenue
LANGLEY, BC CANADA V2Y 1N5
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities to be registered pursuant to Section 12(g) of the Act: Common stock, par value $0.001 per share.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock of Kinder Travel, Inc. (the “Registrant”) contained in the Registrant’s Registration Statement on Form SB-1 filed with the Securities and Exchange Commission (File No. 333-135689) is incorporated by reference into this registration statement.

Item 2. Exhibits.

References to the “Company” in the following exhibit list refer to Kinder Travel, Inc., a Nevada corporation.

Exhibit Number	Description
3.1	Articles of Incorporation. (1)

3.2	Bylaws. (1)

(1) Incorporated by reference to the Company’s Registration Statement filed with the SEC on Form SB-1 on July 11, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KINDER TRAVEL, INC.

Dated: June 25, 2007     By:  /s/ Daniel L. Baxter
Daniel L. Baxter
CEO, CFO, and Director